UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 27, 2006 (September 22, 2006)

Date of report (Date of earliest event reported)

MONONGAHELA POWER COMPANY

(Exact name of registrant as specified in charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-5164 (Commission File Number)	13-5229392 (IRS Employer Identification No.)

1310 Fairmont Avenue Fairmont, West Virginia (Address of principal executive of offices)	26554 (Zip code)

Registrant’s telephone number, including area code: (304) 366-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 22, 2006, Monongahela Power Company (the “Company”), a subsidiary of Allegheny Energy, Inc. (“Allegheny Energy”), completed an offering of $150.0 million aggregate principal amount of its First Mortgage Bonds, 5.70% Series Due 2017 (the “Securities”) in accordance with provisions of Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

89th Supplemental Indenture.

The Securities were issued under the Indenture (the “Indenture”), dated as of August 1, 1945, between the Company and Citibank, N.A. (as the ultimate successor to City Bank Farmers Trust Company), as trustee (the “Trustee”), and the 89th Supplemental Indenture, dated as of September 22, 2006, between the Company and the Trustee (the “Supplemental Indenture”).

A description of material terms of the Securities issued under the Indenture and the Supplemental Indenture is set forth under Item 2.03 below.

The Supplemental Indenture amends the Indenture to (1) change the amount of the judgment default contemplated in Article IX, Section 1(j) of the Indenture from $100,000 to $25.0 million and (2) clarify that the Indenture is governed by New York law. These provisions will become effective upon the repayment at maturity of the Company’s 5.0% first mortgage bonds due October 1, 2006. The holders of the Securities and the Company’s other series of first mortgage bonds that will be outstanding following such repayment are deemed to have consented to the amendments.

The Company and its affiliates maintain banking relationships with Citibank, N.A. and its affiliates.

The Supplemental Indenture is attached as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Securities bear interest at the rate of 5.70% per year and mature on March 15, 2017. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 2007. The Securities are redeemable at the Company’s option, in whole or in part, at any time at the “make-whole” premium described in the Supplemental Indenture.

The Securities are secured by the lien of the Indenture, which establishes a first lien on all of the real estate, transmission and distribution systems and franchises that the Company now owns or may own in the future (other than any specifically excepted or properly released from the lien thereof), subject to no liens, charges or encumbrances of record except as permitted under the Indenture or the Supplemental Indenture (and except that, as to properties in Pennsylvania and West Virginia, certain properties acquired since the date of the latest recorded supplemental indenture (the 88th supplemental indenture)). The Indenture permits the Company to “re-open” the offering of Securities without the consent of the holders of the Securities. Accordingly, the principal amount of the Securities may be increased in the future.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

99.1	89th Supplemental Indenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2006	By:	MONONGAHELA POWER COMPANY /s/ Hyun Park
	Name:	Hyun Park
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	89th Supplemental Indenture

5